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                                                                  Exhibit (j)(2)

                               September 30, 2002


ING Series Fund, Inc.
7337 E. Doubletree Ranch Road
Scottsdale, Arizona  85258-2034



Re:    ING Series Fund, Inc.
       (formerly, Aetna Series Fund, Inc.)
       (File Nos. 33-41694 and 811-6352)

Dear Sirs:

We hereby consent to all references to our firm in Post-Effective Amendment No. 56 to the Registration Statement of ING Series Fund, Inc. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,


/s/ Dechert


Dechert